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                                                                Exhibit: 10.54FT

[LOGO BANK OF AMERICA]                                  Business Loan Agreement

This Agreement dated as of December 1, 1998 is between Bank of America National Trust and Savings Association (the "Bank") and Futech Interactive Products, Inc. (the "Borrower").

1.        AMOUNT AND TERMS.

1.1 LINE OF CREDIT AMOUNT. During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Seven Million and No/100 Dollars ($7,000,000.00).

This is a revolving line of credit with a within line facility for letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

The Borrower agrees not to permit the outstanding principal balance of the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Commitment.

1.2 AVAILABILITY. The line of credit is available between the date of this Agreement and December 1, 2000 (the "Expiration Date") unless the Borrower is in default.

1.3 INTEREST RATE.
The interest rate is the Reference Rate plus 1.00 percentage point(s).

The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4 REPAYMENT.

(a) The Borrower will pay interest on January 1, 1999 and on the first day of each month thereafter until payment in full of any principal outstanding under this line of credit. (b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date

1.5 LETTERS OF CREDIT. This line of credit may be used for financing standby letters or commercial letters of credit with a maximum maturity of December 1, 2000.

The amount of letters of credit outstanding at any one time (including amounts drawn on letters of credit and not yet reimbursed) may not exceed One Million and No/100 Dollars ($1,000,000.00) for standby and commercial letters of credit.

The Borrower agrees: (a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement. (b) if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit. (c) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.
(d) to sign the Bank's form Application and Agreement for Commercial Letter of Credit or Application and Agreement for Standby Letter of Credit. (e) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower. (f) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

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2.  FEES AND EXPENSES.

2.1 (a) LOAN FEE. The Borrower agrees to pay a Seventy Thousand and No/100 Dollar ($70,000.00) fee due upon execution of this Agreement.

(b) UNUSED COMMITMENT FEE. The Borrower agrees to pay a fee on any difference between the Commitment and the amount of credit it actually uses, determined by the weighted average loan balance maintained during the specified period. The fee will be calculated at 1/8% per year.

This fee is due on February 28, 1999 and on the last day of each May, August, November, and February until the expiration of the availability period.

2.2 REIMBURSEMENT COST. The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

3. DISBURSEMENTS, PAYMENTS AND COSTS

3.1 TELEPHONE AND TELEFAX AUTHORIZATION. (a) The Bank may honor telephone or telefax instructions for advances or repayments or the issuance of letters of credit given by any one of the individual signer(s) of this Agreement or a person or persons authorized in writing by any one of the signer(s) of this Agreement. (b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number _____________________, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower. (c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

3.2 INTEREST CALCULATION. All interest and fees, if any, will be computed on the basis of a 360 day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used,

3.3 INTEREST ON LATE PAYMENTS. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Reference Rate plus 5.00 percentage points. This may result in compounding of interest.

3.4 DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 5.00 percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

4. CONDITIONS The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement.

4.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower (and any guarantors) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

4.2 GUARANTIES. Guaranties signed by F. Keith Withycombe and Patricia A. Withycombe and Vincent W. Goett and Melissa Turner Goett on the Bank's standard form in an amount as may be acceptable, from time to time, to the Bank.

5. REPRESENTATIONS AND WARRANTIES When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation. (a) The Borrower is a corporation duly formed and existing under the laws of the state where organized. (b) This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers. (c) This Agreement, and each other agreement or document executed and delivered to the Bank in connection with this

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Agreement. is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable. (d) In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes. (e) This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.
(f) All financial and other information that has been or will be supplied to the Bank is: (i) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantors) financial condition. (ii) in form and content required by the Bank. (iii) in compliance with all government regulations that apply. (g) There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank prior to the date of this Agreement (h) The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged. (i) There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement. (j) The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.
(k) on the basis of a comprehensive review and assessment of Borrower's systems and equipment and inquiry made of Borrower's material suppliers, vendors and customers Borrower's management is of the view that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business properties, condition (financial or otherwise) of Borrower. Borrower has developed feasible contingency plans to adequately ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

6. COVENANTS The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

6.1 USE OF PROCEEDS. To use the proceeds of the credit only for working capital financing and the issuance of standby letters of credit.

6.2 FINANCIAL INFORMATION. To provide the following financial information and statements and such additional information as requested by the Bank from time to time:

(a) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to the Bank.
(b) Each guarantor's annual budgeted statement of sources and uses of cash flows within 90 days of each calendar year end. These financial statements may be guarantor prepared.
(c) Each guarantor's annual financial statements in form satisfactory to the Bank within 90 days of each calendar year end. These financial statements may be guarantor prepared.
(d) Copies of each guarantor's federal income tax return (with all forms K-1 attached) within 30 days of filing, together with a statement of any contributions made by the guarantor to any subchapter S corporation or trust, and copies of any extensions of the filing date.
(e) Within 60 days of each quarter end, the Borrower shall provide to the Bank copies of statements from depository institutions or brokerage firms, or other evidence acceptable to the Bank of the Borrowers liquid assets.

6.3 LIQUIDITY. Guarantors shall each maintain liquid assets equal to at least Fourteen Million and No/100 Dollars ($14,000,000.00) (includes the liquidity requirement as contained in the Second Amendment to the Individual Loan Agreement between Vincent W. Goett and Melissa A. Goett and Bank of America
National Trust and Savings Association, dated                              1998,
paragraph 7.6). "Liquid assets" means the following assets of the Guarantor's:
(a) cash and certificates of deposit; (b) U.S. treasury bills and other obligations of the federal government; (c) readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission); (c) for
F. Keith Withycombe and Patricia A.

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Withycombe, directly owned operating partnership units in equity residential properties; and (d) for Vincent W. Goett and Melissa Turner Goett, Futech stock, options and notes.

If more than 25% of the value of the Guarantors' liquid assets is represented by margin stock, the Borrower will provide the Bank a Form U-1 Purpose Statement, and the Bank and the Borrower will comply with the restrictions imposed by Regulation U of the Federal Reserve, which may require a reduction in the amount of credit provided to the Borrower.

6.4 OTHER DEBTS (BORROWER AND GUARANTORS). Not to have outstanding or incur any direct or contingent debts or lease obligations (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit: (a) Acquiring goods, supplies, or merchandise on normal trade credit. (b) Endorsing negotiable instruments received in the usual course of business. (c) Obtaining surety bonds in the usual course of business. (d) Debts and lines of credit in existence on the date of this Agreement disclosed in writing to the Bank. (e) F. Keith Withycombe will not create, incur, assume or become liable in any manner for any indebtedness (as surety or guarantor for the debt for another, or otherwise) other than to Bank, in excess of Ten Million and No/100 Dollars ($10,000,000.00) in aggregate, excluding permanent secured financing of real estate property. (f) Vincent W. Goett will not create, incur, assume or become liable in any manner for any indebtedness (as surety or guarantor for the debt for another, or otherwise) other than to Bank, in excess of: Three Million and No/100 Dollars ($3,000,000.00) in aggregate, excluding permanent secured real estate property.

6.5 OTHER LIENS (BORROWER AND GUARANTORS). Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except: (a) Deeds of trust and security agreements in favor of the Bank. (b) Liens for taxes not yet due. (c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank. (d) Additional liens for F. Keith Withycombe, which together with the debts permitted under preceding paragraph 6.4 (e), secure obligations in a total principal amount not exceeding Ten Million and No/100 Dollars ($10,000,000.00). (e) Additional liens for Vincent W. Goett, which together with the debts permitted under the preceding paragraph 6.4 (0, secure obligations in a total principal amount not exceeding Three Million and No/100 Dollars ($3,000,000.00).

6.6 NOTICES TO BANK. To promptly notify the Bank in writing of: (a) any lawsuit over Fifty Thousand and No/100 Dollars ($50,000.00) against the Borrower (or any guarantor). (b) any substantial dispute between the Borrower (or any guarantor) and any government authority. (c) any failure to comply with this Agreement. (d) any material adverse change in the Borrower's (or any guarantor's) financial condition or operations. (e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

6.7 CHANGE OF OWNERSHIP. Guarantors not to cause, permit, or suffer any change, direct or indirect, in the Borrower's capital ownership.

6.8 BOOKS AND RECORDS. To maintain adequate books and records.

6.9 AUDITS. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

6.10 COMPLIANCE WITH LAWS. To comply with the laws, (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

6.11 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.

6.12 MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

6.13 COOPERATION. To take any action requested by the Bank to carry out the intent of this Agreement.

6.14 INSURANCE. To maintain insurance as is usual for the business it is in.

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6.15 ADDITIONAL NEGATIVE COVENANTS (BORROWER AND GUARANTORS). Not to, without the Bank's written consent: (a) engage in any business activities substantially different from the Borrower's present business: (b) liquidate or dissolve the Borrower's business; (c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination: (d) acquire or purchase a business or its assets; or (e) sell or otherwise dispose of any assets for less than fair market value or enter into any sale and leaseback agreement covering any of its fixed or capital assets, except guarantors' annual charitable/trust contributions not to exceed Ten Million and No/100 Dollars ($10,000,000.00) for
F. Keith Withycombe and Three Million and No/100 Dollars ($3,000,000.00) for Vincent W. Goett in total when combined with the preceding paragraphs 6.4 (e) and (f) and 6.5 (d) and (e).

7. DEFAULT If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy" below with respect to the Borrower, the entire debt outstanding under this Agreement will automatically be due immediately.

7.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

7.2 FALSE INFORMATION. The Borrower (or any guarantor) has given the Bank false or misleading information or representations.

7.3 DEATH. The Borrower (or any guarantor) dies; if the Borrower is a corporation, any principal officer or majority stockholder dies.

7.4 BANKRUPTCY. The Borrower (or any guarantor or general partner of the Borrower) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or any guarantor or general partner of the Borrower), or the Borrower (or any guarantor or general partner of the Borrower) makes a general assignment for the benefit of creditors.

7.5 RECEIVERS. A receiver or similar official is appointed for the Borrower's (or any guarantor's) business, or the business is terminated.

7.6 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's (or any guarantor's) financial condition or ability to repay.

7.7 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's (or any guarantor's) financial condition, properties or prospects, or ability to repay the extensions of credit under this Agreement.

7.8 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower (or any guarantor) has obtained from anyone else or which the Borrower (or any guarantor) has guaranteed.

7.9 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

7.10 OTHER BANK AGREEMENTS. The Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or guarantor) has with the Bank or any affiliate of the Bank.

7.11 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article

8. ENFORCING THIS AGREEMENT; MISCELLANEOUS

8.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

8.2 ARIZONA LAW. This Agreement is governed by Arizona law.

8.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent.


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8.4 ARBITRATION. (a) Unless expressly prohibited by law, any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. (b) No provision of this paragraph shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or by judicial foreclosure of the deed of trust or mortgage.

8.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

8.6 ADMINISTRATION COSTS. The Borrower shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

8.7 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

8.8 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit, and (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

8.9 USURY LAWS. This paragraph covers the transactions described in this Agreement and any other agreements with the Bank or its affiliates executed in connection with this Agreement, to the extent they are subject to the Arizona usury laws (the "Transactions"). The Borrower understands and believes that the Transactions comply with the Arizona usury laws. However, if any interest or other charges paid or payable in connection with the Transactions are ever determined to exceed the maximum amount permitted by law, the Borrower agrees that:

(a) the amount of interest or other charges payable by the Borrower pursuant to the Transactions shall be reduced to the maximum amount permitted by law; and

(b) any excess amount previously collected from the Borrower in connection with the Transactions which exceeded the maximum amount permitted by law will be credited against the then outstanding principal balance. If the outstanding principal balance has been repaid in full, the excess amount paid will be refunded to the Borrower.

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All fees, charges, goods, things in action or any other sums or things of value, other than interest at the interest rate described in this Agreement, paid or payable by the Borrower (collectively the "Additional Sums"), that may be deemed to be interest with respect to the Transactions, shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Transactions, be payable by Borrower as, and shall be deemed to be, additional interest. For such purposes only, the agreed upon and "contracted for rate of interest" of the Transactions shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

This Agreement is executed as of the date stated at the top of the first page.

BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION

/s/ Deborah L. Kelly
------------------------------------
By: Deborah L. Kelly, Vice President

Address where notices to the Bank
are to be sent:

101 North 1st Avenue
Phoenix, Arizona 85003

FUTECH INTERACTIVE PRODUCTS, INC.


/s/ Vincent W. Goett
----------------------------------
By: Vincent W. Goett, President

Address where notices to Borrower
are to be sent:

2999 North 44th Street, Suite #225
Phoenix, Arizona 85018


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[LOGO BANK OF AMERICA]                    CORPORATE RESOLUTIONS TO OBTAIN CREDIT

RESOLVED, that this corporation, Futech Interactive Products, Inc., may:

1 borrow money from Bank of America National Trust and Savings Association and any other subsidiary or affiliate of BankAmerica Corporation (collectively, "Bank");

2. obtain for the account of this corporation commercial and standby letters of credit issued by Bank;

3. obtain for the account of this corporation Bank's acceptance of drafts and other instruments; and

4. discount with or sell to Bank notes, acceptances, drafts, receivables and other evidences of indebtedness, and assign or otherwise transfer to Bank any security interest or lien for such obligations;

from time to time, in such amount or amounts as in the judgment of the Authorized Officers (as hereinafter defined) this corporation may require (the credit facilities described in the first part of this resolution are collectively referred to herein as the "Credit Facilities"); provided, however, that the aggregate principal amount outstanding at any one time under the Credit Facilities authorized by this resolution shall not exceed the sum of Seven Million and No/100 Dollars ($7,000,000.00), which sum shall be in addition to such other amount or amounts as otherwise may be authorized.

RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, as security for any obligation or obligations of this corporation to Bank, whether arising pursuant to these Resolutions or otherwise, to grant in favor of Bank a security interest in or lien on any real or personal property belonging to or under the control of this corporation.

RESOLVED FURTHER, that

1.      If only one signature is obtained, any one of the following:

        a.   Vincent W. Goett, President
        b.
        c.
        d.

2.      If two signatures are obtained, any one of the following:

        a.
        b.
        c.
        d.

        together with any one of the following:

        e.
        f.
        g.
        h.

of this corporation, acting individually or in any combination as may be set forth above (the "Authorized Officers"), are hereby authorized and directed, in the name of this corporation, to execute and deliver to Bank, and Bank is requested to accept:

a. the notes, credit agreements, advance account agreements, acceptance agreements, letter of credit applications and agreements, purchase agreements or other instruments, agreements and documents which evidence the obligations of this corporation under the Credit Facilities obtained or to be obtained pursuant to these resolutions;

b. any and all security agreements, deeds of trust, mortgages, financing statements, fixture filings or other instruments, agreements and documents with respect to any security interest or lien authorized to be given

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        pursuant to these resolutions; and

c. any other instruments, agreements and documents as Bank may require and the Authorized Officers may approve.

RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, in the name of this Corporation, to endorse, assign to Bank, and deliver to Bank, any and all notes, acceptances, drafts, receivables and other evidences of indebtedness discounted with or sold to Bank, together with any security interest or lien for such obligations, and to guarantee the payment of the same to Bank.

RESOLVED FURTHER, that any and all of the instruments, agreements and documents referred to above may contain such recitals, covenants, agreements and other provisions as Bank may require and the Authorized Officers may approve, and the execution of such instruments, agreements and documents by the authorized officers shall be conclusive evidence of such approval, and that the Authorized Officers are authorized from time to time to execute renewals or extensions of any and all such instruments, agreements and documents.

RESOLVED FURTHER, that Bank is authorized to act upon the foregoing resolutions until written notice of revocation is received by Bank, and that the authority hereby granted shall apply with equal force and effect to the successors in office of the Authorized Officers.

                        CORPORATE SECRETARY'S CERTIFICATE

I, Fred B. Gretsch, Secretary of Futech Interactive Products, Inc., a corporation organized and existing under the laws of the State of Arizona (the "Corporation"), hereby certify that the foregoing is a full, true and correct copy of resolutions of the Board of Directors of the Corporation, duly and regularly adopted by the Board of Directors of the Corporation in all respects as required by law and the by-laws of the Corporation on November 24, 1998, at a meeting at which a quorum of the Board of Directors of the Corporation was present and the requisite number of such directors voted in favor of said resolutions, or by the unanimous consent in writing of all members of the Board of Directors of the Corporation to the adoption of said resolutions.

I further certify that said resolutions are still in full force and effect and have not been amended or revoked, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for the Corporation by virtue of such resolutions.

IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of the Corporation, and affixed the corporate seal of the Corporation (if required by the laws of the jurisdiction in which the Corporation is incorporated), on
  ??????  , 1998.
----------

AUTHORIZED SIGNATURES:


/s/ Vincent W. Goett
---------------------------
Vincent W. Goett, President



/s/ Fred B. Gretsch
---------------------------------
Fred B. Gretsch, Secretary of
Futech Interactive Products, Inc.
An Arizona Corporation

Affix Corporate Seal Here

[LOGO BANK OF AMERICA]

                                                                        F.R. U-1
                                                    This form is required by law
                                            (15 U.S.C. 78g and 78w; 12 CFR 221).
                                                            O.M.B. No. 7100-0115
                                                  Approval Expires July 31, 1998

                Board of Governors of the Federal Reserve System
     Statement of Purpose for an Extension of Credit Secured by Margin Stock

             Bank of America National Trust and Savings Association
                           (FEDERAL RESERVE FORM U-1)

Instructions:

(1) This form must be completed when a bank extends credit secured directly or indirectly, in whole or in part, by any margin stock.

(2) The term "margin stock" is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or that are on the Federal Reserve Board's List of OTC Margin Stocks; (2) debt securities (bonds) that are convertible into margin stocks; and (3) shares of mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, State, or municipal obligations.

(3)      Please print or type (if space is inadequate, attach separate sheet).

PART I   To be completed by borrower(s)

(1)      What is the amount of the credit being extended? $7,000,000.00

(2)      Will any part of this credit be used to purchase or carry margin stock?
         [ ] Yes  [X] No

         If the answer is "no," describe the specific purpose of the credit:
         Proceeds of the credit will be used for working capital financing and the issuance of standby letters of credit.

I (we) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Date:

Futech Interactive Products, Inc.

Signed: /s/ Vincent W. Goett
---------------------------------
Vincent W. Goett, President

                     THIS FORM SHOULD NOT BE SIGNED IN BLANK

                A Borrower who falsely certifies the purpose of a
                  credit on this form or otherwise willfully or
               intentionally evades the provisions of Regulation U
   will also violate Federal Reserve Regulation X, "Rules Governing Borrowers
                          Who Obtain Securities Credit"

PART II To be completed by bank only if the purpose of the credit is to purchase or carry margin stock (Part 1(2) answered "yes").

(1) List the margin stock securing this credit: do not include debt securities convertible into margin stock. The maximum loan value of
         margin stock is     per cent of its current market value under the
         current Supplement to Regulation U.

                                                                                Date and source
                                                            Market Price          of valuation              Total market
         No. of Shares               Issue                   per share          (see note below)           value per issue
         -------------               -----                   ---------          ----------------           ---------------

(2)      List the debt securities convertible into margin stock securing this
         credit. The maximum loan value of such debt securities is       per
         cent of the current market value under the current Supplement to Regulation U.

                                                                                Date and source
                                                                                  of valuation              Total market
         Principal Amount            Issue                  Market Price        (see note below)           value per issue
         ----------------            -----                   ---------          ----------------           ---------------

(3)      List other collateral including non-margin stock securing this credit.

                                                           Date and source
                                                            of valuation                   Good faith
        Describe Briefly         Market Price              (see note below)                loan value
        ----------------         ------------              ----------------                ----------

Note: Bank need not complete "Date and source of valuation" if the market value was obtained from regularly published information in a journal of general circulation.

PART III                To be signed by a bank officer in all instances

         I am a duly authorized officer of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer's statement in Part I in good faith as required by Regulation U**, and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f) as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Date

                                            By: Deborah L. Kelly, Vice President

**To accept the customer`s statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

         This Form must be retained by the Bank for at Least Three Years after the Credit is Extinguished

[LOGO BANK OF AMERICA]                                       CONTINUING GUARANTY


                                   Borrowers:  Futech Interactive Products, Inc.
                                   Guarantors: Vincent W. Goett and
                                               Melissa Turner Goett

(1) For valuable consideration, the undersigned ("Guarantors") jointly and severally unconditionally guarantee and promise to pay to Bank of America National Trust and Savings Association and any other subsidiary or affiliate of BankAmerica Corporation which has extended or may hereafter extend credit to Borrowers (each a "Bank"), or order, on demand, in lawful money of the United States, any and all indebtedness of Futech Interactive Products, Inc. ("Borrowers") to Bank. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrowers or any one or more of them, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrowers may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.

(2) The liability of Guarantors under this Guaranty (exclusive of liability under any other guaranties executed by Guarantors) shall not exceed at any one time the total of (a) Seven Million and No/100 Dollars ($7,000,000.00), for the principal amount of the indebtedness and (b) all interest, fees, and other costs and expenses relating to or arising out of the indebtedness or such part of the indebtedness as shall not exceed the foregoing limitation. Bank may permit the indebtedness of Borrowers to exceed Guarantors' liability, and may apply any amounts received from any source, other than from Guarantors, to the unguaranteed portion of Borrowers' indebtedness. This is a Continuing Guaranty relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied. Any payment by Guarantors shall not reduce their maximum obligation hereunder, unless written notice to that effect be actually received by Bank at or prior to the time of such payment.

(3) The obligations hereunder are joint and several, and independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Borrowers or whether Borrowers be joined in any such action or actions and regardless of whether a trustee's sale is held under any deed of trust securing the indebtedness or regardless of whether a judicial foreclosure sale is held if any deed of trust securing the indebtedness is judicially foreclosed as a mortgage. Guarantors waive the benefit of any statute of limitations affecting their liability hereunder.

(4) Guarantors authorize Bank, without notice or demand and without affecting their liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine, except to the extent specifically prohibited by law; and (d) release or substitute any one or more of the endorsers or guarantors.

(5) Guarantors waive any right to require Bank to (a) proceed against Borrowers; (b) proceed against or exhaust any security held from Borrowers; or (c) pursue any other remedy in Bank's power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Borrowers, or the cessation from any cause whatsoever of the liability of Borrowers, or any claim that Guarantors' obligations exceed or are more burdensome than those of Borrowers. Guarantors waive any benefit of the provisions of Arizona Revised Statutes Sections 12-1641 and 12-1642 et seq., and Rule 17(f) of the Arizona Rules of Civil Procedures, which set forth certain rights and obligations among guarantors, debtors and creditors, to the extent applicable. Guarantors waive any right of subrogation, reimbursement, indemnification, and contribution (contractual, any or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty and Guarantors waive any fight to enforce any remedy which Bank now has or may hereafter have against Borrowers, and waive any benefit of, and any right to participate in, any security now or hereafter held by Bank. Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, and, even though the foreclosure may destroy or diminish Guarantors' rights against Borrowers, Guarantors shall be liable to Bank for any part of the indebtedness remaining unpaid after the foreclosure. Guarantors waive any benefit of any statutory provision limiting the right of Bank to recover a deficiency judgment, or to otherwise proceed, against any person or entry obligated for payment of the indebtedness, after any judicial foreclosure sale or trustee's sale of any collateral securing the indebtedness including, without limitation, the benefits, if any, of Arizona Revised Statutes
Section 33-814, except to the extent otherwise required by law. Guarantors waive any homestead or exemption rights. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.

(6) Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from Borrowers such information concerning Borrowers' financial conditions or business operations as Guarantors may require, and that Bank has no duty at any time to disclose to Guarantors any information relating to the business operations or financial conditions of Borrowers.

(7) In addition to Bank's rights of setoff, to secure all of Guarantors' obligations hereunder, Guarantors assign and grant to Bank a security interest in all moneys, securities and other property of Guarantors now or hereafter in the possession of Bank, and all deposit accounts of Guarantors maintained with Bank, and all proceeds thereof. Upon default or breach of any of Guarantors' obligations to Bank, Bank may apply any deposit account to reduce the indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Bank and Guarantors.

(8) Any obligations of Borrowers to Guarantors, now or hereafter existing, including but not limited to any obligations to Guarantors as subrogees of Bank or resulting from Guarantors' performance under this Guaranty, are hereby subordinated to the indebtedness. Such obligations of Borrowers to Guarantors if Bank so requests shall be enforced and performance received by Guarantors as trustees for Bank and the proceeds thereof shall be paid over to Bank on account of the indebtedness of Borrowers to Bank, but without reducing or affecting in any manner the liability of Guarantors under the provisions of this Guaranty.

(9) This Guaranty may be revoked at any time by Guarantors in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantors do not renounce. Such revocation shall be effective upon actual receipt by Bank at the address shown below of written notice of revocation. Revocation shall not affect any of Guarantors' obligations or Bank's rights with respect to transactions which precede Bank's receipt of such notice, regardless of whether or not the indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. Revocation by any one or more of Guarantors shall not affect any obligations of any nonrevoking Guarantors. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrowers to Bank is rescinded or must be returned by Bank to Borrowers, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

(10) Where any one or more of Borrowers are corporations or partnerships it is not necessary for Bank to inquire into the powers of Borrowers or of the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

(11) Bank may, without notice to Guarantors and without affecting Guarantors' obligations hereunder, assign the indebtedness and this Guaranty, in whole or in part. Guarantors agree that Bank may disclose to any prospective purchaser and any purchaser of all or part of the indebtedness any and all information in Bank's possession concerning Guarantors, this Guaranty and any security for this Guaranty.

(12) Guarantors agree to pay all attorneys' fees, the allocated costs of Bank's in-house counsel, and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty, including without limitation all costs and necessary disbursements in any legal action or arbitration proceeding.

(13) Any married person who signs this Guaranty hereby expressly agrees that recourse may be had against such person's separate property and community property to the extent permitted by law for all obligations under this Guaranty.

(14) Where there is but a single Borrower, or where a single Guarantor executes this Guaranty, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the words "Borrowers" and "Guarantors" respectively shall mean all and any one or more of them.

(15) This Guaranty shall be governed by and construed according to the laws of the State of Arizona, to the jurisdiction of which the parties hereto submit.

(16) (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Guaranty or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (b) No provision of this paragraph shall limit the right of any party to this Guaranty to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

Executed this         3         day of December, 1998.
              -----------------

/s/ Vincent W. Goett
--------------------------------------
Vincent W. Goett, Guarantor
6400 North 48th Street
Paradise Valley, Arizona 85253
Soc. Sec. No. or I.D. No.: ###-##-####

/s/ Melissa Turner Goett
--------------------------------------
Melissa Turner Goett, Guarantor
6400 North 48th Street
Paradise Valley, Arizona 85253
Soc. Sec. No. or I.D. No.: ###-##-####

Address for notices to Bank:
Bank of America National Trust and Savings
Association
Private Banking, #9311
101 North 1st Avenue
Phoenix, Arizona 85003

[LOGO] BANK OF AMERICA                                       Continuing Guaranty

                              Borrowers:       Futech Interactive Products, Inc.
                              Guarantors:      F. Keith Withycombe and
                                               Patricia A. Withycombe

(1) For valuable consideration, the undersigned ("Guarantors") jointly and severally unconditionally guarantee and promise to pay to Bank of America National Trust and Savings Association and any other subsidiary or affiliate of BankAmerica Corporation which has extended or may hereafter extend credit to Borrowers (each a "Bank"), or order, on demand, in lawful money of the United States, any and all indebtedness of Futech Interactive Products, Inc. ("Borrowers") to Bank. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrowers or any one or more of them, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrowers may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.

(2) The liability of Guarantors under this Guaranty (exclusive of liability under any other guaranties executed by Guarantors) shall not exceed at any one time the total of (a) Seven Million and No/100 Dollars ($7,000,000.00), for the principal amount of the indebtedness and (b) all interest, fees, and other costs and expenses relating to or arising out of the indebtedness or such part of the indebtedness as shall not exceed the foregoing limitation. Bank may permit the indebtedness of Borrowers to exceed Guarantors' liability, and may apply any amounts received from any source, other than from Guarantors, to the unguaranteed portion of Borrowers' indebtedness. This is a Continuing Guaranty relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied. Any payment by Guarantors shall not reduce their maximum obligation hereunder, unless written notice to that effect be actually received by Bank at or prior to the time of such payment.

(3) The obligations hereunder are joint and several, and independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Borrowers or whether Borrowers be joined in any such action or actions and regardless of whether a trustee's sale is held under any deed of trust securing the indebtedness or regardless of whether a judicial foreclosure sale is held if any deed of trust securing the indebtedness is judicially foreclosed as a mortgage. Guarantors waive the benefit of any statute of limitations affecting their liability hereunder.

(4) Guarantors authorize Bank, without notice or demand and without affecting their liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine, except to the extent specifically prohibited by law; and (d) release or substitute any one or more of the endorsers or guarantors.

(5) Guarantors waive any right to require Bank to (a) proceed against Borrowers; (b) proceed against or exhaust any security held from Borrowers; or (c) pursue any other remedy in Bank's power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Borrowers, or the cessation from any cause whatsoever of the liability of Borrowers, or any claim that Guarantors' obligations exceed or are more burdensome than those of Borrowers. Guarantors waive any benefit of the provisions of Arizona Revised Statutes Sections 12-1641 and 12-1642 et seq., and Rule 17(f) of the Arizona Rules of Civil Procedures, which set forth certain rights and obligations among guarantors, debtors and creditors, to the extent applicable. Guarantors waive any right of subrogation, reimbursement, indemnification, and contribution (contractual,

(12) Guarantors agree to pay all attorneys' fees, the allocated costs of Bank's in-house counsel, and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty, including without limitation all costs and necessary disbursements in any legal action or arbitration proceeding.

(13) Any married person who signs this Guaranty hereby expressly agrees that recourse may be had against such person's separate property and community property to the extent permitted by law for all obligations under this Guaranty.

(14) Where there is but a single Borrower, or where a single Guarantor executes this Guaranty, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the words "Borrowers" and "Guarantors" respectively shall mean all and any one or more of them.

(15) This Guaranty shall be governed by and construed according to the laws of the State of Arizona, to the jurisdiction of which the parties hereto submit.

(16) (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Guaranty or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (b) No provision of this paragraph shall limit the right of any party to this Guaranty to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

Executed this 3rd day of December, 1998.



/s/ F. Keith Withycombe
--------------------------------------
F. Keith Withycombe, Guarantor
6237 North 59th Place
Paradise Valley, Arizona 85253
Soc. Sec. No. or I.D. No.: ###-##-####



/s/ Patricia A. Withycombe
--------------------------------------
Patricia A. Withycombe, Guarantor
6237 North 59th Place
Paradise Valley, Arizona 85253
Soc. Sec. No. or I.D. No.: ###-##-####



Address for notices to Bank:
Bank of America National Trust and Savings
Association
Private Banking, #9311
101 North 1st Avenue
Phoenix, Arizona 85003

                                                                               3